Wright Express Extends Its Existing Fuel-Price Risk Management Program

SOUTH PORTLAND, Maine, August 20, 2012 – Wright Express Corporation (NYSE: WXS), a leading global provider of value-based business payment processing and information management solutions, announced today that it has extended its existing fuel-price risk management program through the fourth quarter of 2013.

On August 14, 2012, the Company purchased instruments to cover a portion of its anticipated domestic fuel-price-related earnings exposure for the second, third, and fourth quarters of 2013. At the time of purchase, Wright Express hedged 80% of its exposure through the second-quarter of 2013, 53% of its third-quarter 2013 exposure and 27% of its fourth-quarter 2013 exposure. Going forward, the Company intends to hedge approximately 80% of its domestic fuel-price-related earnings exposure in every quarter on a rolling basis.

The instruments are designed to enhance the visibility and predictability of the Company’s future earnings. The program uses instruments that create a “costless collar” based upon both the U.S. Department of Energy’s weekly diesel fuel price index and NYMEX unleaded gasoline contracts. The August 14 purchase locked in a fuel price range of approximately $3.41 to $3.47 per gallon. The following table states the approximate range of the collar and percentage of fuel-price-related earnings exposure:

	Q3	Q4	Q1	Q2	Q3 2013	Q4 2013
	2012	2012	2013	2013
Average low end of range	3.45	3.46	3.42	3.44	3.48	3.41

Average top end of range	3.51	3.52	3.48	3.50	3.54	3.47

Approximate % locked in at	80%	80%	80%	80%	53%	27%
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Wright Express (NYSE:WXS) is a leading provider of value-based, business payment processing and information management solutions. The Company’s fleet, corporate and prepaid payment solutions provide its more than 350,000 customers with unparalleled security and control across a wide spectrum of business sectors. The Company’s operations include Wright Express Financial Services, Pacific Pride, rapid! PayCard, Wright Express Prepaid Cards Australia, Wright Express Fuel Cards Australia and CorporatePay Limited, England. Wright Express and its subsidiaries employ more than 900 associates in six countries. For more information about Wright Express, please visit wrightexpress.com.

This press release contains forward-looking statements, including statements regarding Wright Express Corporation’s belief that it has purchased instruments to cover varying percentages of its anticipated fuel-price-related earnings exposure through the fourth quarter of 2013; intention to hedge approximately 80% of its domestic fuel-price-related earnings exposure in every quarter, on a rolling basis; and belief that the instruments will enhance the visibility and predictability of the Company’s future earnings.  When used in this press release, the words “may,” “will,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this news release: the effects of general economic conditions on fueling patterns and the commercial activity of fleets; the effects of the Company’s international business expansion and integration efforts and any failure of those efforts; the impact and range of credit losses; breaches of the Company’s technology systems and any resulting negative impact on our reputation liability, or loss of relationships with customers or merchants; the Company’s failure to successfully integrate the businesses it has acquired; fuel price volatility; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking regulations impacting the Company’s industrial bank and the Company as the corporate parent; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; financial loss if the Company determines it necessary to unwind its derivative instrument position prior to the expiration of a contract; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report on Form 10-K filed with SEC on February 28, 2012 and any subsequent securities filings. Our forward-looking statements and these factors do not reflect the potential future impact of any merger, acquisition or disposition. The forward-looking statements speak only as of the date of the initial filing of this news release and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Wright Express Corporation

News media contact:
Jessica Roy, 207-523-6763
Jessica—Roy@wrightexpress.com
or
Investor Relations contact:
Wright Express
Michael E. Thomas
(207) 523-6743
Michael—Thomas@wrightexpress.com